UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 First Street, 2nd floor, Suite 250 Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 468-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2026, Korro Bio, Inc., or Korro, entered into an exchange agreement with entities affiliated with Venrock Healthcare Capital Partners, together VenRock, pursuant to which (i) VenRock agreed to surrender an aggregate of 1,000,000 shares of Korro’s common stock, par value $0.001 per share, for no consideration, to Korro; and (ii) Korro agreed to issue VenRock pre-funded warrants to purchase an aggregate of 1,000,000 shares of its common stock, with an exercise price of $0.001 per share and no expiration date. The pre-funded warrants are exercisable immediately and have substantially identical terms to the form of pre-funded warrant previously filed on March 9, 2026 as Exhibit 4.1 to Korro’s current report on Form 8-K. A pre-funded warrant holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would beneficially own more than 9.99% of Korro’s outstanding common stock immediately after exercise, which percentage may be increased or decreased to any other percentage specified not in excess of 9.99% at the holder's election upon 61 days’ notice to Korro subject to the terms of the pre-funded warrants. Immediately following the exchange, Korro will have 13,725,646 shares of common stock issued and outstanding common stock and unexercised pre-funded warrants to acquire 4,148,836 shares of its common stock.

The descriptions of the exchange agreement and the pre-funded warrant are not complete and are qualified in their entirety by reference to the full text of the exchange agreement and the form of pre-funded warrant, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2026, Korro issued a press release announcing its financial results for the quarter ended June 30, 2026. The full text of the press release is being furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01, above, is hereby incorporated by reference. The issuance of the pre-funded warrants was made in reliance upon an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
10.1	Exchange Agreement, dated as of August 5, 2026, by and among the Korro Bio, Inc. and certain investors party thereto
99.1	Press Release issued by Korro Bio, Inc., dated August 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: August 6, 2026	By:	/s/ Ram Aiyar

Name: Ram Aiyar
Title: President and Chief Executive Officer and Interim Chief Financial Officer